UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 20, 2008 (May 19, 2008)
Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	( IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (a) - (d) Not applicable
     (e) As previously disclosed in “Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of the Current Report of Park National Corporation (“Park”) on Form 8-K filed on February 19, 2008 (the “February 19, 2008 Form 8-K”), Park entered into a Supplemental Executive Retirement Benefits Agreement, made as of February 18, 2008 (the “Trautman SERP Agreement”), with David L. Trautman, who serves as President and Secretary of Park and President of The Park National Bank, a national bank subsidiary of Park (“PNB”). The terms of the Trautman SERP Agreement were described in, and a copy of the Trautman SERP Agreement was included as Exhibit 10.1 to, the February 19, 2008 Form 8-K. In addition, Park disclosed in the February 19, 2008 Form 8-K the intent of Park that a life insurance policy with respect to Mr. Trautman be purchased in order to fund Park’s obligations under the Trautman SERP Agreement.
     At its meeting on May 19, 2008, the Board of Directors of PNB approved a Split-Dollar Agreement (the “Trautman Split-Dollar Agreement”) between Mr. Trautman and PNB. The following description of the Trautman Split-Dollar Agreement, which was made and entered into effective as of May 19, 2008, is qualified in its entirety by reference to the copy of the Trautman Split-Dollar Agreement included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
     Under the terms of the Trautman Split-Dollar Agreement, PNB owns the life insurance policy (the “Policy”) to which the Trautman Split-Dollar Agreement relates and controls all rights of ownership with respect to the Policy. Mr. Trautman has the right to designate the beneficiary (beneficiaries) to whom a portion of the death proceeds of the Policy are to be paid in accordance with the terms of the Trautman Split-Dollar Agreement. Upon Mr. Trautman’s death, his beneficiary (beneficiaries) will be entitled to an amount equal to the lesser of (a) the “Death Benefit” described in the Trautman Split-Dollar Agreement or (b) 100% of the difference between the total death proceeds payable under the Policy and the cash surrender value of the Policy (such difference being referred to as the “Net at Risk Amount”). The Death Benefit will be $1,342,000 if Mr. Trautman dies while a full-time employee of PNB until the later of age 62 or his retirement. If Mr. Trautman dies after retiring or attaining age 62, the Death Benefit will be reduced each year and will be $0 if Mr. Trautman dies after attaining age 84. In no event will the amount payable to Mr. Trautman’s beneficiary (beneficiaries) exceed the Net at Risk Amount in the Policy as of the date of Mr. Trautman’s death. PNB will be entitled to any death proceeds payable under the Policy remaining after payment to Mr. Trautman’s beneficiary (beneficiaries). PNB and Mr. Trautman’s beneficiary (beneficiaries) will share in any interest due on the death proceeds of the Policy on a pro rata basis based upon the amount of proceeds due each party divided by the total amount of proceeds, excluding any such interest.

Item 9.01 — Financial Statements and Exhibits.
(a) - (c)	Not applicable

(d)	Exhibits. The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Split-Dollar Agreement, made and entered into effective as of May 19, 2008, between The Park National Bank and David L. Trautman
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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: May 20, 2008	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated May 20, 2008
Park National Corporation

Exhibit No.	Description

10.1	Split-Dollar Agreement, made and entered into effective as of May 19, 2008, between The Park National Bank and David L. Trautman

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